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                                                                      Exhibit 99

                                                                    NEWS RELEASE
                                                                    ------------
Technical Communications Corporation                           Michael P. Malone

100 Domino Drive                                             Director of Finance

Concord, MA  01742 - 2892                                         (978) 287 5100

                                                               www.tccsecure.com

                      TECHNICAL COMMUNICATIONS CORPORATION
                    ANNOUNCES MOVE TO NASDAQ SMALLCAP MARKET

         CONCORD, MA, SEPTEMBER 15, 1999 - TECHNICAL COMMUNICATIONS CORPORATION (NASDAQ: TCCO) REPORTED TODAY THE COMPANY WILL BE LISTED ON THE NASDAQ SMALLCAP MARKET SYSTEM EFFECTIVE WITH THE OPEN OF BUSINESS FRIDAY, SEPTEMBER 17, 1999. THE COMPANY FIRST RECEIVED NOTIFICATION FROM NASDAQ IN MARCH 1999 REGARDING ITS LISTING STATUS ON ITS NATIONAL MARKET SYSTEM, BECAUSE THE MARKET VALUE OF THE COMPANY'S PUBLIC FLOAT WAS NOT GREATER THAN OR EQUAL TO $5,000,000 IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 4450(a)(2).

         IN JULY 1999, THE COMPANY REQUESTED AND WAS GRANTED A HEARING WITH NASDAQ AND AS A RESULT OF THAT MEETING HAS AGREED WITH NASDAQ TO MOVE ITS LISTING TO THE SMALLCAP MARKET SYSTEM.

Matters discussed in this news release, including any discussion of or impact, expressed or implied, on the Company's anticipated operating results and future earnings, including statements about the Company's ability to achieve growth and profitability, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. The Company's operating results may differ significantly from the results indicated by such forward-looking statements. The Company's operating results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended October 3,1998 and Forms 10-Q for the quarters ended January 2, 1999 and April 3, 1999 and July 3, 1999.